EXHIBIT 99.1

Contact:
Wendy Watson
216-676-2000

GrafTech Reports Second Quarter 2020 Results

BROOKLYN HEIGHTS, Ohio - August 6, 2020 - GrafTech International Ltd. (NYSE: EAF) (GrafTech or the Company) today announced financial results for the quarter ended June 30, 2020, including net income of $93 million, or $0.35 per share, and Adjusted EBITDA1 of $151 million.

"GrafTech reported strong cash flow from operating activities totaling $148 million despite historic headwinds created by COVID-19. This cash flow allowed us to execute on our goals of reducing our debt and maintaining balance sheet liquidity, " said David Rintoul, President and Chief Executive Officer. "Our disciplined operational approach enabled us to align production with the current sales environment and resulted in reduced costs."
Second Quarter Results and Key Financial Measures

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(dollars in thousands, except per share amounts)	2020	2019	2020	2019

Net sales	$280,718	$480,390	$599,364	$955,384
Net income	$92,776	$196,368	$215,044	$393,804
Earnings per share (2)	0.35	$0.68	$0.80	$1.36
Adjusted EBITDA(1)	$151,125	$284,404	$330,303	$568,219
(1) A non-GAAP financial measure, see below for more information and a reconciliation of EBITDA and Adjusted EBITDA to Net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.
(2) Earnings per share represents diluted earnings per share.
Net sales for the quarter ended June 30, 2020 were $281 million, compared to $480 million in the second quarter of 2019. Lower net sales were driven primarily by reduced sales volumes, reflecting low demand from decreased steel production levels with the impact of the COVID-19 pandemic on the economy.
Net income for the second quarter of 2020 was $93 million, or $0.35 per share, compared to $196 million, or $0.68 per share in the second quarter of 2019. Adjusted EBITDA was $151 million in the second quarter of 2020 compared to $284 million in the second quarter of 2019.
Cash flow from operating activities was $148 million in the second quarter of 2020, compared to $202 million in the comparable period of 2019. We ended the second quarter of 2020 with a strong liquidity position of approximately $435 million, consisting of cash and cash equivalents of $188 million and availability of $247 million under our revolving credit facility.

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Key operating metrics

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Sales volume (MT) (1)	31	45	65	90
Production volume (MT) (2)	33	48	66	95
Production capacity excluding St. Marys (MT) (3)(4)	51	51	102	102
Capacity utilization excluding St. Marys (3)(5)	65%	94%	65%	93%
Total production capacity (MT) (4)(6)	58	58	116	116
Total capacity utilization (5)(6)	57%	83%	57%	82%
(1) Sales volume reflects only graphite electrodes manufactured by GrafTech.
(2) Production volume reflects graphite electrodes we produced during the period.
(3) In the first quarter of 2018, our St. Marys facility began graphitizing a limited number of electrodes sourced from our Monterrey, Mexico facility.
(4) Production capacity reflects expected maximum production volume during the period under normal operating conditions, standard product mix and expected maintenance outage. Actual production may vary.
(5) Capacity utilization reflects production volume as a percentage of production capacity.
(6) Includes graphite electrode facilities in Calais, France; Monterrey, Mexico; Pamplona, Spain and St. Marys, Pennsylvania.

Sales volume was 31 thousand metric tons (MT) in the second quarter of 2020 and consisted of 26 thousand MT shipped under our long-term agreements and 5 thousand MT of spot sales. Production volume was 33 thousand MT in the second quarter of 2020 compared to 48 MT in the same period of 2019.

COVID-19
GrafTech is proactively managing through the COVID-19 crisis. We have quickly adapted to changing situations throughout all the regions of the world in which we operate and conduct business. Our executive-led COVID-19 response team continues to meet three times per week to monitor the situation and adapt as needed. We continue to limit travel and have employees working from home where possible. Our facilities perform temperature measurement upon entry and our team members continue to use personal protective equipment, such as masks and gloves. Daily disinfecting activities are performed and strict adherence to social distancing guidelines is required. All these activities are guided by our "COVID-Safe-Work Playbook" and "Return to Work Protocols" and are closely monitored with daily "check sheets". The result of this hard work is that we have managed to keep 99% of our employees healthy to date.
Commercial Update
GrafTech services customers at over 300 locations across the globe all of which have been impacted by COVID-19. The recovery for some customers has begun, however, each region is impacted and recovering at significantly different rates.
The commercial team worked diligently to achieve solid results in the second quarter. We delivered a total 31,000 metric tons ("MT") in the second quarter, of which 26,000 MT represented deliveries under our long-term agreements ("LTAs") and 5,000 MT were the result of spot sales. Our total deliveries under our LTAs were 55,000 MT for the first half of 2020 and we continue to expect deliveries under the LTAs of 100,000-115,000 MT for the full year.
As anticipated, the spot price of graphite electrodes continued to trend lower during the second quarter. Our average price for non-LTA business in Q2 was approximately $5,500 per MT and we expect further market spot price erosion in the third quarter. The needle coke market continued to soften as well.
The current market continues to challenge our customers including those with LTAs. Over the course of the COVID-19 crisis, we have received force majeure claims from approximately 35 customers. Several customers are struggling to take their committed volumes causing some delays and non-performance including a few arbitrations associated with, among other things, efforts to modify the existing contracts.

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We are working hard with our valued customers to develop mutually beneficial solutions to address the current challenging environment, but we will take every measure to ensure that customers fulfill their legal obligations and commitments under these contracts. These negotiations are ongoing and have successfully resulted in modifications with some of our strategic customers to provide near-term relief while extending the term of their contracts.
Operational Update
We have been successful at keeping our plants operational through the COVID-19 crisis. We have aligned our operations to our expected sales and have maintained a 98% on-time delivery rate through these difficult times. Our Seadrift plant recently completed its scheduled maintenance outage on time and on budget.
We have eliminated discretionary spending throughout the organization and adjusted our workforce to match current production levels. We met our goal of reducing fixed production costs by 15% in the second quarter which assisted in achieving a 12% reduction year-to-date when compared to 2019 levels. We continue to manage our capital expenditures in line with our reduced target and expect approximately $35 million for the full year.
Capital Structure and Capital Allocation
During the second quarter we reduced our debt by $103 million. We will continue to prioritize balance sheet flexibility and expect to use the majority of our incremental free cash flow in 2020 to reduce debt, but will continue to examine opportunities to repurchase stock.
Outlook
The second half of 2020 will continue to be challenging as we and our customers face macro-economic headwinds. We foresee a measured recovery in the industry when the pandemic eases as customers work through inventory levels that were elevated prior to the onset of the pandemic. We expect overall demand and pricing to remain low for the remainder of 2020.
We have full confidence in the strengths of the Electric Arc Furnace and graphite electrode businesses. The environmental and economic attributes of these industries are key advantages and position them for continued growth over the longer term.
We believe GrafTech is well positioned to navigate the challenges of the current environment and the opportunities in the future recovery given our leadership position in the industry, our strong cash flows, and our advantaged cost position.
Conference Call
In conjunction with this earnings release, you are invited to listen to our earnings call being held on August 6, 2020 at 4:00 p.m. Eastern Daylight Time. The webcast and accompanying slide presentation will be available at www.GrafTech.com, in the Investors section. The earnings call dial-in number is +1 (844) 437-4785 toll-free in the U.S. and Canada or +1 (607) 598-0105 for overseas calls. A replay of the Conference Call will be available until November 6, 2020 by dialing +1 (866) 215-1112 toll-free in the U.S. and Canada or +1 (725) 223-0887 for overseas calls, conference ID: 57343. A replay of the webcast will also be available on our website until November 6, 2020, at www.GrafTech.com, in the Investors section. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission (the "SEC") and other information available at www.GrafTech.com. The information in our website is not part of this release or any report we file or furnish to the SEC.
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost graphite electrode manufacturing facilities, including three of the highest capacity facilities in the world. GrafTech is also the only large-scale graphite electrode producer that is substantially vertically integrated

EXHIBIT 99.1
into petroleum needle coke, a key raw material for graphite electrode manufacturing. This unique position provides competitive advantages in product quality and cost.
Special note regarding forward - looking statements
This news release and related discussions may contain forward-looking statements that reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward‑looking statements by the use of forward‑looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee”, “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” "are confident", or the negative version of those words or other comparable words. Any forward‑looking statements contained in this news release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward‑looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward‑looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: the ultimate impact that the COVID-19 pandemic has on our business, results of operations, financial condition and cash flows; the cyclical nature of our business and the selling prices of our products may lead to periods of reduced profitability and net losses in the future; the possibility that we may be unable to implement our business strategies, including our ability to secure and maintain longer-term customer contracts, in an effective manner; the risks and uncertainties associated with litigation, arbitration, and like disputes, including disputes related to contractual commitments; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; pricing for graphite electrodes has historically been cyclical and the price of graphite electrodes may continue to decline in the future; the sensitivity of our business and operating results to economic conditions and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all; our dependence on the global steel industry generally and the electric arc furnace steel industry in particular; the competitiveness of the graphite electrode industry; our dependence on the supply of petroleum needle coke; our dependence on supplies of raw materials (in addition to petroleum needle coke) and energy; the possibility that our manufacturing operations are subject to hazards; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing operations and facilities; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, such as the COVID-19 pandemic, political crises or other catastrophic events; our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the possibility that we may divest or acquire businesses, which could require significant management attention or disrupt our business; the sensitivity of goodwill on our balance sheet to changes in the market; the possibility that we are subject to information technology systems failures, cybersecurity attacks, network disruptions and breaches of data security; our dependence on protecting our intellectual property; the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the possibility that significant changes in our jurisdictional earnings mix or in the tax laws of those jurisdictions could adversely affect our business; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; the fact that borrowings under certain of our existing financing agreements subjects us to interest rate risk; the possibility of a lowering or withdrawal of the ratings assigned to our debt; the possibility that disruptions in the capital and credit markets could adversely affect our results of operations, cash flows and financial condition, or those of our customers and suppliers; the possibility that highly concentrated ownership of our common stock may prevent minority stockholders from influencing significant corporate decisions; the possibility that we may not pay cash dividends on our common stock

EXHIBIT 99.1
in the future; the fact that certain of our stockholders have the right to engage or invest in the same or similar businesses as us; the possibility that the market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets, including by Brookfield Asset Management Inc. and its affiliates; the fact that certain provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws could hinder, delay or prevent a change of control; the fact that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders; and our status as a "controlled company" within the meaning of the New York Stock Exchange corporate governance standards, which allows us to qualify for exemptions from certain corporate governance requirements.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements, including the Risk Factors section included in our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarterly period March 31, 2020, and other filings with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward‑looking statement, except as required by law, whether as a result of new information, future developments or otherwise.
Non‑GAAP financial measures
In addition to providing results that are determined in accordance with GAAP, we have provided certain financial measures that are not in accordance with GAAP. EBITDA and Adjusted EBITDA are non‑GAAP financial measures. We define EBITDA, a non‑GAAP financial measure, as net income or loss plus interest expense, minus interest income, plus income taxes, and depreciation and amortization. We define adjusted EBITDA as EBITDA plus any pension and other post-employment benefit ("OPEB") plan expenses, initial and follow-on public offering and related expenses, non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar, related party Tax Receivable Agreement expense, stock-based compensation, and non‑cash fixed asset write‑offs. Adjusted EBITDA is the primary metric used by our management and our board of directors to establish budgets and operational goals for managing our business and evaluating our performance.
We monitor adjusted EBITDA as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period‑to‑period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt‑service capabilities. We also monitor the ratio of total debt to adjusted EBITDA, because we believe it is a useful and widely used way to assess our leverage.
Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments, including any capital expenditure requirements to augment or replace our capital assets;
•adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•adjusted EBITDA does not reflect expenses relating to our pension and OPEB plans;

EXHIBIT 99.1
•adjusted EBITDA does not reflect the non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar;
•adjusted EBITDA does not reflect initial and follow-on public offering and related expenses;
•adjusted EBITDA does not reflect related party Tax Receivable Agreement expense;
•adjusted EBITDA does not reflect stock-based compensation or the non‑cash write‑off of fixed assets; and
•other companies, including companies in our industry, may calculate EBITDA and adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
In evaluating EBITDA and adjusted EBITDA, you should be aware that in the future, we will incur expenses similar to the adjustments in the reconciliation presented below. Our presentations of EBITDA and adjusted EBITDA should not be construed as suggesting that our future results will be unaffected by these expenses or any unusual or non‑recurring items. When evaluating our performance, you should consider EBITDA and adjusted EBITDA alongside other financial performance measures, including our net income (loss) and other GAAP measures.

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	As of June 30, 2020	As of December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$187,656	$80,935
Accounts and notes receivable, net of allowance for doubtful accounts of $8,247 as of June 30, 2020 and $5,474 as of December 31, 2019	181,308	247,051
Inventories	312,298	313,648
Prepaid expenses and other current assets	31,711	40,946
Total current assets	712,973	682,580
Property, plant and equipment	749,575	733,417
Less: accumulated depreciation	246,969	220,397
Net property, plant and equipment	502,606	513,020
Deferred income taxes	49,030	55,217
Goodwill	171,117	171,117
Other assets	97,710	104,230
Total assets	$1,533,436	$1,526,164
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,862	$78,697
Short-term debt	8,141	141
Accrued income and other taxes	90,453	65,176
Other accrued liabilities	64,563	48,335
Related party payable - tax receivable agreement	16,168	27,857
Total current liabilities	230,187	220,206

Long-term debt	1,704,521	1,812,682
Other long-term obligations	82,821	72,562
Deferred income taxes	48,142	49,773
Related party payable - tax receivable agreement long-term	42,479	62,014
Stockholders’ equity:
Preferred stock, par value $0.01, 300,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01, 3,000,000,000 shares authorized, 267,188,547 shares issued and outstanding as of June 30, 2020 and 270,485,308 as of December 31, 2019	2,672	2,705
Additional paid-in capital	756,812	765,419
Accumulated other comprehensive loss	(49,442)	(7,361)
Accumulated deficit	(1,284,756)	(1,451,836)
Total stockholders’ deficit	(574,714)	(691,073)

Total liabilities and stockholders’ equity	$1,533,436	$1,526,164

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)
Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales	$280,718	$480,390	$599,364	$955,384
Cost of sales	130,600	197,047	269,517	392,571
Gross profit	150,118	283,343	329,847	562,813
Research and development	710	713	1,422	1,350
Selling and administrative expenses	16,001	15,394	30,933	30,620
Operating profit	133,407	267,236	297,492	530,843

Other expense (income), net	311	863	(3,003)	1,330
Related party Tax Receivable Agreement benefit	—	—	(3,346)	—
Interest expense	20,880	32,969	46,552	66,669
Interest income	(348)	(731)	(1,489)	(1,145)
Income before provision for income taxes	112,564	234,135	258,778	463,989
Provision for income taxes	19,788	37,767	43,734	70,185
Net income	$92,776	$196,368	$215,044	$393,804

Basic income per common share:
Net income per share	$0.35	$0.68	$0.80	$1.36
Weighted average common shares outstanding	267,249,580	290,565,408	268,233,233	290,562,234
Diluted income per common share:
Income per share	$0.35	$0.68	$0.80	$1.36
Weighted average common shares outstanding	267,260,395	290,574,153	268,243,997	290,571,132

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Cash flow from operating activities:
Net income	$92,776	$196,368	$215,044	$393,804
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	14,549	15,445	28,833	31,030
Related party Tax Receivable Agreement benefit	—	—	(3,346)	—
Deferred income tax provision	7,642	14,856	13,990	21,283
Non-cash interest expense	1,587	1,588	3,181	3,176
Other charges, net	678	7,890	(160)	11,158
Net change in working capital*	34,216	(31,106)	34,086	(102,549)
Change in long-term assets and liabilities	(3,075)	(2,835)	(3,972)	1,121
Net cash provided by operating activities	148,373	202,206	287,656	359,023
Cash flow from investing activities:
Capital expenditures	(10,454)	(14,630)	(24,355)	(29,199)
Proceeds from the sale of assets	3	8	65	82
Net cash used in investing activities	(10,451)	(14,622)	(24,290)	(29,117)
Cash flow from financing activities:
Repurchase of common stock - non-related party	—	—	(30,099)	—
Payment of tax withholdings related to net share settlement of equity awards	(25)	—	(71)	—
Principal repayments on long-term debt	(100,028)	—	(100,028)	(125,000)
Dividends paid to non-related party	(679)	(5,193)	(6,605)	(10,387)
Dividends paid to related party	(1,993)	(19,503)	(18,926)	(39,005)
Net cash used in financing activities	(102,725)	(24,696)	(155,729)	(174,392)
Net change in cash and cash equivalents	35,197	162,888	107,637	155,514
Effect of exchange rate changes on cash and cash equivalents	350	78	(916)	(139)
Cash and cash equivalents at beginning of period	152,109	42,289	80,935	49,880
Cash and cash equivalents at end of period	$187,656	$205,255	$187,656	$205,255

* Net change in working capital due to changes in the following components:
Accounts and notes receivable, net	$17,970	$(33,748)	$58,713	$(65,137)
Inventories	14,312	(11,394)	(2,924)	(16,099)
Prepaid expenses and other current assets	(1,279)	(4,117)	6,132	3,308
Income taxes payable	10,857	10,694	25,095	(27,639)
Accounts payable and accruals	(7,631)	7,517	(52,876)	2,212
Interest payable	(13)	(58)	(54)	806
Net change in working capital	$34,216	$(31,106)	$34,086	$(102,549)

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NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019

Net income	92,776	196,368	215,044	393,804
Add:
Depreciation and amortization	14,549	15,445	28,833	31,030
Interest expense	20,880	32,969	46,552	66,669
Interest income	(348)	(731)	(1,489)	(1,145)
Income taxes	19,788	37,767	43,734	70,185
EBITDA	147,645	281,818	332,674	560,543
Adjustments:
Pension and OPEB plan expenses (1)	541	827	1,083	1,597
Initial and follow-on public offering and related expenses (2)	—	610	4	1,296
Non-cash loss (gain) on foreign currency remeasurement (3)	2,222	616	(1,239)	1,027
Stock-based compensation (4)	717	570	1,127	862
Non-cash fixed asset write-off (5)	—	(37)	—	2,894
Related party Tax Receivable Agreement benefit (6)	—	—	(3,346)	—
Adjusted EBITDA	151,125	284,404	330,303	568,219
(1) Service and interest cost of our OPEB plans. Also includes a mark-to-market loss (gain) for plan assets as of December of each year.
(2) Legal, accounting, printing and registration fees associated with the initial and follow-on public offering and related expenses.
(3) Non-cash gains and losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4) Non-cash expense for stock-based compensation grants.
(5) Non-cash fixed asset write-off recorded for obsolete assets.
(6) Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.